Exhibit 99.3
Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Combined Financial Statements
Period from January 1, 2025 through August 10, 2025
Contents

Report of Independent Auditors	1

Combined Financial Statements

Combined Statement of Operations and Comprehensive Income	3
Combined Statement of Changes in Net Parent Investment	4
Combined Statement of Cash Flows	5
Notes to Combined Financial Statements	6

[RSM US LLP LOGO]
Independent Auditor’s Report
Board of Directors
Cornerstone Generation, LLC and Subsidiaries
Opinion
We have audited the combined financial statements of Gas Plant Business (A Carve-out of Lightstone Generation, LLC) (the Company), which comprise the combined statements of operations and comprehensive income, changes in net parent investment, and cash flows for the period from January 1, 2025 through August 10, 2025, and the related notes to the combined financial statements (collectively, the financial statements).
In our opinion, the accompanying financial statements present fairly, in all material respects, the results of the Company’s operations and its cash flows for the period from January 1, 2025 through August 10, 2025 in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter
As discussed in Note 2, the accompanying combined financial statements reflect the results of operations directly attributable to the carve out entity as well as allocations deemed reasonable by management, to present the results of operations and comprehensive income, changes in net parent investment, and cash flows in the combined financial statements. Our conclusion is not modified with respect to this matter.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

1

Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
• Exercise professional judgment and maintain professional skepticism throughout the audit.
• Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ RSM US LLP
Houston, Texas
May 27, 2026

2

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Combined Statement of Operations and Comprehensive Income
(In Thousands)

Period from January 1, 2025 through August 10, 2025

Operating revenues, net	$410,404

Operating expenses[1]	285,760
General and administration expenses[2]	4,373
Depreciation and amortization	28,045
Total operating costs and expenses	318,178
Operating income	92,226

Interest expense, net	97
Net income	92,129
Comprehensive income	$92,129
See accompanying notes.
1 These amounts include activities with related parties of $0.9 million. Refer to Note 6 - Related Party Transactions for further information on related party transactions and amounts.
2 These amounts include activities with related parties of $3.6 million. Refer to Note 6 - Related Party Transactions for further information on related party transactions and amounts.

3

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Combined Statement of Changes in Net Parent Investment
(In Thousands)

Net Parent Investment

Balance, January 1, 2025:	$1,153,570
Net income	92,129
Change in net parent investment	(119,444)
Balance, August 10, 2025	$1,126,255
See accompanying notes.

4

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Combined Statement of Cash Flows
(In Thousands)

Period from January 1, 2025 through August 10, 2025

Operating activities
Net income	$92,129
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	28,045
Lower of cost or market adjustment	75
Net fair value changes related to derivatives	33,176
Asset retirement obligation accretion	139
Loss on disposal of fixed assets	2,872
Changes in operating assets and liabilities:
Accounts receivable – trade	(30,158)
Other receivables	3,284
Fuel inventory	1,172
Prepaid expenses and other current assets	(7,519)
Spare parts inventory	(964)
Accounts payable and other accrued liabilities	14,951
Net cash provided by operating activities	137,202

Investing activities
Capital expenditures	(17,758)
Net cash used in investing activities	(17,758)

Financing activities
Net parent investment	(119,444)
Net cash used in financing activities	(119,444)

Net decrease in cash, cash equivalents and restricted cash	-
Cash, cash equivalents and restricted cash beginning of period	-
Cash, cash equivalents and restricted cash end of period	$ -
Supplemental Cash Flow Information:
Interest paid	$97
Non-cash investing and financing activities:
Accrued property, plant, and equipment additions	$6,513

See accompanying notes.

5

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements
Period from January 1, 2025 through August 10, 2025
1. Organization
The accompanying combined carve‑out financial statements present the historical results of operations for the natural gas‑fired power generation business (the “Company” or the “Gas Plant Business”) carved out from Lightstone Generation, LLC and its subsidiaries (collectively, “Lightstone”).
The Company is a power generation business engaged in the ownership and operation of three gas-fired power plants, Lawrenceburg, Waterford, and Darby (collectively, the “Gas Plants”) located in the region served by PJM Interconnection, LLC (“PJM”). The Company sells power, capacity and ancillary services to its customers. The Company purchases primarily natural gas and some fuel oil as fuel for its power plants and engages in related fuel transportation and storage transactions. Additionally, consistent with the Company’s risk management policy, the Company may enter into natural gas, power and other commodity contracts to hedge certain business risks and optimize the portfolio of power plants.
As of August 10, 2025, the Company owned the following natural gas-fired power generation facilities:

	Year Operational	Size in MWs	Ownership Percentage

Lawrenceburg	2004	1,196	100%
Waterford	2003	893	100%
Darby	2001/2002	427	100%

Lawrenceburg is a 1,196-megawatt nameplate combined-cycle natural gas-fired facility located in Dearborn County, Indiana, serving the PJM region. The gas fired project consists of 2 steam turbines and 4 gas turbines. The facility has an interconnection to Texas Gas Transmission LLC.

Waterford is a 893-megawatt nameplate combined-cycle natural gas-fired facility located in Washington County, Ohio, serving the PJM region. It is comprised of one steam turbine and three gas turbines. The facility has a gas interconnection to Texas Eastern Transmission LP.

6

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

Darby is a 427-megawatt nameplate natural gas-fired combustion turbine located in Pickaway County, Ohio, serving the PJM region. It is comprised of six independent combustion turbines. The facility has a gas interconnection to Columbia Gas Transmission LLC.
The Company was wholly owned by Lightstone, a joint venture owned by Blackstone Inc. (“Blackstone”) and ArcLight Burgundy Holdings, LLC (“ArcLight”). On August 30, 2024, Blackstone and Arclight entered into a Purchase and Sale Agreement pursuant to which the Gas Plant Business was sold as part of a larger transaction to entities controlled by Energy Capital Partners, LLC (“ECP”). The transaction closed on August 11, 2025, at which time the Gas Plant Business ceased to be owned by Lightstone. These combined carve-out financial statements represent the historical predecessor operations of the Gas Plant Business prior to ECP’s acquisition.
On January 15, 2026, ECP and Talen Energy Corporation (“Talen”) executed an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which ECP will sell its interests in the Company to Talen. As of the date the combined carve-out financial statements were available to be issued, the sale and related change in control had not closed and remained subject to regulatory approval.
2. Basis of Presentation
The combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). These combined carve-out financial statements have been prepared on a “carve-out” basis from Lightstone’s consolidated financial statements and reflect the historical results of operations and cash flows related to the Company. The baseline for the combined carve-out financial statements are the accounting records of the legal entities that own the Gas Plant Business, supplemented by reasonable and supportable allocations and adjustments, to reflect the revenues and expenses attributable to the Company. The combined carve-out financial statements do not include other operations of Lightstone that are not allocable to the Gas Plants.

The combined carve-out financial statements are presented on a combined basis, as the legal entities comprising the Company were not historically organized under a single parent entity that is included within the carve-out perimeter.
These combined carve-out financial statements were prepared in connection with the requirements of Rule 3-05 of Regulation S-X arising from ECP’s sale of the Gas Plant Business to Talen. As such, a balance sheet of the Gas Plant Business has not been presented. The required balance sheet under Rule 3-05 is reflected in the separate successor consolidated financial statements.

7

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

Carve-out Methodology
Lightstone utilized a centralized treasury management function for financing the operations of its affiliates. All bank accounts of the Company were zero-balance accounts swept into Lightstone’s centralized accounts. The cash generated and used by the Company’s operations was commingled with the cash of other entities controlled by Lightstone. The cash and cash equivalents held by Lightstone have not been assigned to the Company for the period presented as the balances are not directly attributable to the Company. In addition to the revenues generated through its subsidiaries’ operations, Lightstone utilized third-party debt to finance the operations of all affiliates, including the Company. The legal entities of the Company were listed as guarantors of the debt, they were not jointly and severally liable. As such, the third-party debt, related interest expense, collateral deposits, restricted cash, and interest rate derivatives have not been allocated to the Company’s combined carve-out financial statements for the period presented. Further, Lightstone did not require actual intercompany cash settlement from the Company for any financing support. As a result, the combined carve-out financial statements did not include any related party debt obligations.
Historically, Lightstone and its affiliates provided a variety of services to the Company. The combined statement of operations and comprehensive income includes expense allocations for services and certain support functions that are provided and recorded on a centralized basis by Lightstone and its affiliates such as treasury, accounting, information technology, human resources, operational oversight, and legal services. Expenses that are specifically identifiable to the Company are directly recorded to the combined statement of operations and comprehensive income. The remaining expenses are primarily allocated on the basis of megawatts . The Company believes the basis from which the expenses have been allocated are a reasonable reflection of the utilization of services provided to, or the benefit received by, the Company during the period presented. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred or realized had the Company operated as a separate stand-alone entity during the period presented. Consequently, these combined carve-out financial statements do not necessarily represent the results the Company would have achieved if it had operated as a separate stand-alone entity during the period presented.
Energy commodity derivative instruments that were historically executed and recorded at affiliated entities but were economically attributable to the risk management activities of the Gas Plants have been included in the combined carve-out financial statements based on specific identification using contractual terms and the underlying exposure. The related unrealized gains and losses and realized gains and losses have been reflected in the Company’s combined carve-out financial statements.

8

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

The predecessor of Lightstone was acquired by Blackstone and ArcLight in 2017 in a business combination that generated goodwill on the opening balance sheet. Historically, the goodwill was recorded at Lightstone and not allocated to the Company. A portion of the original goodwill value based on the relative fair value of the 2017 opening balance sheet has been included in the combined carve-out financial statements and was subjected to impairment testing.
Equity is presented as a single line item, Net parent investment, which represents Lightstone’s cumulative investment in the Company, in the combined statement of changes in net parent investment. Net parent investment includes the historical net earnings or losses of the Company, capital contributions, distributions, and the net effect of intercompany transactions that were not historically settled in cash. All intercompany transactions and balances between the legal entities included in the Company have been eliminated.
3. Summary of Significant Accounting Policies
Accounts Receivable
Accounts receivable primarily consist of amounts owed to the Company, net of discounts and allowances, for power, capacity and ancillary services delivered to PJM in the United States. Amounts due from PJM are received weekly in accordance with PJM’s published billing schedule. The Company reviews outstanding accounts receivable and writes off uncollectable balances as necessary. The Company has not experienced any write-off of receivables.
Other Receivables
Other receivables include realized settlement amounts owed to the Company under its commodity derivative agreements. The Company reviews these and writes off uncollectable balances as necessary. The Company has not experienced any write-off of receivables.
Deposits
Deposits are amounts paid by the Company as collateral against letters of credit issued and held by service providers in accordance with contractual terms.
Fuel Inventory
Fuel inventory primarily consists of fuel oil and other raw materials used to generate electricity as well as surplus emission allowances. Fuel inventory is valued at the lower of cost or net realizable value and is expensed as it is used in the production of electricity under the weighted

9

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

average cost method. Emission allowances are valued at the lower of cost or net realizable value and are expensed as surrendered under the first-in first-out method.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of insurance premiums, contractual service agreement fees and other miscellaneous fees. Amounts are amortized as expenses are incurred or services are rendered.
Property, Plant and Equipment, Net
Property, plant and equipment, net is stated at cost less accumulated depreciation and comprises land, property and equipment and construction in progress. Depreciation is computed on a straight-line basis over the estimated useful life of the assets. The remaining depreciable life of property, plant and equipment was 1 to 34 years as of August 10, 2025. Additions and improvements extending assets’ lives are capitalized, while repairs and maintenance are charged to expense as incurred.
Depreciation expense was $28.0 million for the period from January 1, 2025 through August 10, 2025.
Spare Parts Inventory
Spare parts inventory includes materials and supplies held for use and are consumed in the maintenance and operating activities of the generating facilities. Materials and supplies are charged to spare parts inventory when purchased and are expensed or capitalized, as appropriate, when issued. Materials and supplies are valued using the average costing method. Inventory is required to be valued at lower of cost and net realizable value. Obsolete materials and supplies are expensed.
Goodwill
The Company is required to test goodwill for impairment on an annual basis and, if current events or circumstances require, on an interim basis. The Company performs its annual test of goodwill for impairment in its fiscal first quarter. In preparing the combined carve-out financial statements, the Company’s goodwill was evaluated for potential impairment on a standalone basis.
Goodwill is allocated to reporting units, which are an operating segment or one level below the operating segment. The Company was determined to be a single reporting unit.

10

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

To test goodwill for impairment, the Company performs a qualitative assessment to determine if it is more likely than not that the carrying amount of its reporting unit exceeds its fair value. If it is, a quantitative assessment is required. Alternatively, the Company may bypass the qualitative assessment and perform a quantitative test.
The qualitative assessment requires the consideration of factors such as macroeconomic and industry specific conditions, and changes in projected reporting unit future cash flows.
The quantitative assessment compares the fair value of the reporting unit to its carrying amount, and, to the extent the carrying amount exceeds the fair value, an impairment of goodwill is recognized for the excess up to the total amount of goodwill.
The Company performed a qualitative goodwill impairment assessment for fiscal year 2025 and evaluated for triggering events requiring an impairment test from January 1, 2025 through August 10, 2025. Based on the review performed, no impairment charges were recorded to goodwill.
Impairment of Long-Lived Assets
ASC 360, Property, Plant and Equipment, requires both long-lived assets and intangible assets with determinable useful lives be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of the asset to its expected future undiscounted cash flows. If the carrying amount of the asset is greater than the assets undiscounted cash flows, the asset is considered impaired. In such circumstances, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. The impairment is charged to earnings. No impairments were recognized during the period from January 1, 2025 through August 10, 2025.
Asset Retirement Obligation
ASC 410, Asset Retirement and Environmental Obligations, requires legal obligations associated with the retirement of long-lived assets (“AROs”) to be recognized at their fair value at the time the obligation is incurred. An ARO is initially recognized by increasing the carrying amount of the related long-lived asset. Subsequent to initial recognition and up to settlement of the ARO, the liability is accreted to income while the corresponding increase to long-lived assets is depreciated over its respective useful life.
The Company’s AROs relate to the restoration of lands to their original state. Changes in the estimate of timing and cost to settle the obligation are recognized in the period of change as an

11

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

increase or decrease in the carrying amount of the ARO and the related asset retirement cost. Accretion expense was $0.1 million for the period from January 1, 2025 through August 10, 2025.
Revenue Recognition
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. The comprehensive revenue recognition standard supersedes all pre-existing revenue recognition guidance. The core principle of ASU 2014-09 is that a company will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Operating revenues from contracts with customers are comprised of energy generation sales, capacity sales and ancillary services related to the Company’s electric power generation facilities.
Energy and capacity sales and services are sold at market-based prices through PJM. The Company has the right to participate in the PJM markets pursuant to the Market Participant Agreement. Revenues also include net realized and unrealized gains and losses on derivative financial instruments used to manage market risks based on ASC 815, Derivatives and Hedging (Note 5).
Energy Revenue

Energy revenues are recognized over time using the output method based on megawatt hours delivered or other applicable performance measurements and cash is settled shortly after invoicing. Energy revenues are delivered as a series of distinct services and are accounted for as a single performance obligation.

Capacity Revenue

The Company offers generation capacity into competitive PJM auctions in exchange for revenue from awarded capacity offers. Capacity ensures installed generation and demand response is available to satisfy system integrity and reliability requirements. Capacity revenues are recognized when the performance obligation is satisfied ratably over time as the power generation facilities stand ready to deliver power to PJM. Penalties are assessed by PJM against generation facilities if the facility is not available during the capacity period and are recorded as a reduction to revenue.

12

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

Ancillary Revenue

Ancillary revenues are recognized over time using the output method based on applicable performance measurements and cash is settled shortly after invoicing. These revenues relate to additional contractual requirements from PJM that support the grid reliability, such as emergency response and voltage control. Ancillary revenues are delivered as a series of distinct services and are accounted for as a single performance obligation.

Other Revenue

Other revenues, as included in the tables of disaggregated revenue below, represent amounts accounted for under ASC 815, Derivatives and Hedging, and are comprised of net realized and unrealized gains and losses on derivative financial instruments used to manage market risks (see Note 5 - Derivative Instruments and Hedging Activities).
The following table represents the Company’s disaggregation of revenue from contracts with customers for the period from January 1, 2025 through August 10, 2025:

Period from January 1, 2025 through
August 10, 2025
(In Millions)

Revenue from contracts with customers: Energy revenue	$ 379.1
Capacity revenue	45.8
Ancillary revenue	15.8
Other revenues: Loss on realized hedge settlements	(10.6)
Loss on unrealized hedge settlements	(19.7)
Total Operating revenues, net	$ 410.4

13

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

Remaining Unsatisfied Performance Obligations
As of August 10, 2025, the Company has future fixed fee performance obligations that are unsatisfied, or partially unsatisfied, relating to capacity contracts with PJM for which the total consideration is fixed and determinable at contract execution. The capacity contracts have remaining duration through May 2035. See the table below for the remaining unsatisfied performance obligations as of period end.

	2025	2026	2027	2028	2029	2030 and thereafter
	(In Millions)

Remaining performance obligations	$76.9	$215.6	$96.6	$30.6	$50.3	$282.7

The Company has elected to not disclose the value of unsatisfied performance obligations for energy and ancillary revenue contracts, as these amounts are variable consideration allocated entirely to a wholly unsatisfied performance obligation that forms part of a single performance obligation.
Derivative Financial Instruments
The Company enters into agreements that meet the definition of a derivative in accordance with ASC 815. These agreements are entered into to mitigate or eliminate market and financial risks.
ASC 815 provides for three different ways to account for derivative instruments: (i) as an accrual agreement, if the criteria for the “normal purchase normal sale” exception are met and documented; (ii) as a cash flow or fair value hedge, if the specified criteria are met and documented; or (iii) as a mark-to-market agreement with changes in fair value recognized in current period earnings.
The Company has not elected hedge accounting for its derivative instruments. Therefore, all gains and losses resulting from changes in the market value of the derivative instruments contracts are recorded in the accompanying combined statement of operations and comprehensive income in the current period.

14

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

Leases
The Company evaluates its contracts for lease accounting at the contract inception and assesses the lease classification at the commencement date. The Company did not recognize any right-ofuse (“ROU”) assets or lease liabilities during the period from January 1, 2025 through August 10, 2025, as none of its lease arrangements required recognition under ASC 842, Leases. The Company has an accounting policy not to recognize lease assets and liabilities for leases with a term of twelve months or less.
All of the Company’s lease expense relates to short‑term leases with variable payments based on usage. Variable lease expense is included within short‑term lease expense. The short-term lease expense for the period ended August 10, 2025, was $2.1 million.
Income Taxes
Historically, Lightstone and its affiliates were disregarded entities under the provisions of the Internal Revenue Code ("IRC"). Therefore, all income or loss related to the Company was included in the federal and state income tax returns of the partnership members. As such, no federal or state income tax provision has been recognized in the combined carve-out financial statements.

Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables and derivative financial instruments.
Trade receivables represent amounts due from PJM and are concentrated within the energy industry. This industry concentration may impact the Company’s overall exposure to credit risk, either positively or negatively, in that PJM may be similarly affected by changes in economic, industry or other conditions. The Company performs ongoing evaluations of its customers’ financial condition as well as general economic conditions and, generally, requires no collateral from its customers. For the period from January 1, 2025 through August 10, 2025, the majority of revenues, excluding hedge transactions, were derived from PJM.
The Company does not enter into financial instruments for trading or speculative purposes. The Company enters into derivative instrument contracts with high credit quality financial institutions. The counterparties to the Company’s derivative instrument contracts are major financial institutions, and there is no significant concentration of exposure with any one counterparty.

15

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

Risks and Uncertainties
As with any power generation facility, operation of Lawrenceburg, Waterford and Darby involves risk, including the performance of the facilities below expected levels of efficiency and output, shutdowns due to the breakdown or failure of equipment or processes, violations of permit requirements, operator error, labor disputes, public health threats or communicable diseases, pandemics, or catastrophic events such as fires, earthquakes, floods, explosions, or other similar occurrences affecting a power generation facility or its power purchasers. In addition, the power generation facilities operate as merchant plants and are impacted by changes in natural gas and regional power market conditions, weather, as well as changes in the rules and regulations governing these markets. The occurrence of any of these events could significantly reduce or eliminate certain revenues generated by the Company or significantly increase the expenses of the Company.
Environmental and Regulatory Matters
The Company operates in a highly regulated industry and is subject to federal and state laws and regulations affecting the power generation industry. The Company is subject to numerous environmental laws that govern the ownership and operation of power plants. These laws generally require that governmental permits and approvals be obtained and maintained during operation of power plants. Federal and state environmental requirements concerning air quality, greenhouse gas emissions, combustion byproducts, and water discharge and use have become more stringent over time. Future laws may require the addition of emissions controls or other environmental controls or impose additional restrictions on the Company's operations.
A number of regulations that affect the Company have been and continue to be revised by the Environmental Protection Agency (“EPA”), including requirements regarding national ambient air quality standards revisions and implementation, and effluent limitation guidelines. The Company will evaluate the impact of these regulations as they are revised or new rules promulgated but cannot fully predict the impact of proposed revisions or new rules until the final rules are promulgated and any legal challenges to such rules are finally resolved in a court of competent jurisdiction.
As of August 10, 2025, the Company has not received notifications from the EPA regarding potential breaches of regulation.

16

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

Commitments and Contingencies
The Company is party to claims and proceedings arising in the normal course of business. Management assesses each matter and determines the likelihood a loss has been incurred and the amount of such loss if it can be reasonably estimated in accordance with ASC 450, Contingencies. Management reviews such matters on an ongoing basis. Contingencies are evaluated based on estimates and judgments made by management with respect to the likely outcome of such matters. Management’s estimates could change based on new information. During the period presented, there are no unresolved claims or contingencies that would have a material adverse effect on the combined carve-out financial statements of the Company.
Fair Value Measurements
Fair value, as defined in ASC 820, Fair Value Measurements and Disclosures, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).
The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company primarily applies the market approach for recurring fair value measurements and endeavors to utilize the best available information. Accordingly, the valuation techniques used maximize the use of observable inputs and minimize the use of unobservable inputs.
The carrying amounts of trade accounts receivable, other receivables and accounts payable are equal to, or approximate, their fair values due to the short-term maturity of those instruments.
The Company applies recurring fair value measurements to derivative assets and liabilities. In determining fair value, the Company generally uses the market approach and incorporates assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation techniques. These inputs can be readily observable, market corroborated, or generally unobservable internally developed inputs.

17

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

Recently Adopted Accounting Pronouncements
There have been no recently adopted accounting pronouncements that had a material effect on the Company’s financial statements and (or) disclosures.
Recent Accounting Pronouncements Not Yet Adopted
The combined carve-out financial statements relate to a predecessor entity that will not issue financial statements for future reporting periods. Accordingly, the effects of recently issued accounting standards with effective dates subsequent to the reporting date will not affect the combined carve-out financial statements and have not been disclosed.
4. Facility Contract Commitments
Fuel Transportation Agreements
On January 30, 2017, Lawrenceburg Power, LLC entered into a Firm Gas Transportation agreement with a maximum delivery quantity of 180,000 Dth/d. This agreement has a fixed price component as well as variable usage charges. Both charges are based on tariff rate schedules and are in force through May 31, 2026.
On October 1, 2015, Darby Power, LLC entered into an agreement to have gas delivered to the facility. Service under this agreement commenced on April 1, 2016. The contract specifies maximum daily quantities to be delivered to the facility. The fees charged are based on a tariff rate schedule as defined in the contract. The contract, as amended, expires on October 31, 2031 There is no automatic renewal clause in the contract.
Electric Interconnection
Waterford
Waterford is party to an Interconnection Service Agreement with PJM and Ohio Power Company. The agreement provides interconnection services. The agreement requires that each party is responsible for their own interconnection facilities up to defined interconnection points and provides interconnection of Waterford with the dual 345kV transmission system. This agreement will remain active throughout the operational life of the plant.

18

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

Darby
Darby is party to an Interconnection Service Agreement with PJM and Ohio Power Company. The agreement provides interconnection services. The agreement requires that each party is responsible for their own interconnection facilities up to defined interconnection points and provides interconnection of Darby with the 345kV transmission system. This agreement will remain active throughout the operational life of the plant.
Lawrenceburg
Lawrenceburg is party to an Interconnection Service Agreement with PJM and Indiana Michigan Power Company. The agreement provides interconnection services. The agreement requires that each party is responsible for their own interconnection facilities up to defined interconnection points and provides interconnection of Lawrenceburg with the 345kV transmission system. This agreement will remain active throughout the operational life of the plant.
Other Long-Term Service Agreements
The Company’s facilities are party to long-term service agreements with established counterparties, pursuant to which the counterparties will provide parts, inspection and maintenance services with respect to the units covered under these agreements. The agreements extend through 2026 for Darby, 2034 for Waterford and 2037 for Lawrenceburg.
Contractual Obligations
The Company has various long-term contractual and commercial commitments of which the significant contracts have been previously discussed in this note. The following table summarizes the significant contractual and commercial obligations as of August 10, 2025:

	2025	2026	2027	2028	2029
	(In Millions)

Long-term and other service agreements	$ 2.0	$ 6.9	$ 11.5	$ 0.4	$ 0.5
Total contractual obligations	$ 2.0	$ 6.9	$ 11.5	$ 0.4	$ 0.5

19

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

5. Derivative Instruments and Hedging Activities
The Company is exposed to financial risks resulting from fluctuations in commodity prices. To manage the volatility relating to these exposures, the Company uses a variety of derivative instruments, including forward contracts, options, futures contracts and swaps. The derivatives are used for risk management purposes.
The Company’s derivative instruments expose the Company to credit risk to the extent counterparties may be unable to meet the terms of the contractual arrangements. The Company seeks to mitigate such risk by transacting with a group of creditworthy financial institutions and through the use of master netting arrangements. There was no cash collateral received or pledged as of August 10, 2025, related to the Company’s commodity derivative transactions.
Commodity Derivatives
The Company utilizes financially settled derivatives to manage its exposure to volatility in commodity prices. The Company’s risk policy does not allow derivatives to be used for speculative or trading purposes.
In order to manage the fluctuations in gross margin due to commodity prices, the Company entered into various derivative instruments, which include financially settled gas, power and spark spread transactions to economically hedge revenue and fuel costs. The Company entered into various financial power and gas transactions during 2025, some of which extend through December 2026 as well as several capacity swaps extending through May 2033.
The Company has not elected hedge accounting for its derivative instruments and therefore mark-to-market movement is included in the accompanying combined statement of operations and comprehensive income.
As of August 10, 2025, the absolute notional amounts of commodity derivative instruments that did not qualify or were not designated under the normal purchase/normal sale exemption were as follows:

Derivative Instruments	Unit of Measure	Notional Amounts
		August 10, 2025

Power	MWh	12,180
Natural gas	MMBtu	84,017

20

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

The Company applies recurring fair value measurements to derivative assets and liabilities. In determining fair value, the Company generally uses the market approach and incorporates assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation techniques. These inputs can be readily observable, market corroborated or are generally unobservable internally developed inputs. Derivative assets and liabilities are classified depending on how readily observable the inputs used in the valuation techniques are, as follows:
Level 1 – Level 1 represents unadjusted quoted market prices in active markets for identical assets or liabilities that are accessible at the measurement date. This category includes energy derivative instruments that are exchange traded or that are cleared and settled through the exchange. The Company currently does not have any Level 1 derivative assets or liabilities.
Level 2 – Level 2 represents quoted market prices for similar assets or liabilities in active markets, quoted market prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data. This category includes the Company’s power and capacity swaps and natural gas forwards at August 10, 2025.
Level 3 – Level 3 includes energy derivative instruments whose fair value is estimated based on internally developed models and methodologies utilizing significant inputs that are generally less readily observable from objective sources (such as market heat rates, implied volatilities and correlations). Over the counter, complex, or structured derivative instruments that are transacted in less liquid markets with limited pricing information would be included in Level 3. The Company did not have any Level 3 derivative assets or liabilities.
The following table presents the effects of derivative instruments on the Company’s accompanying combined statement of operations and comprehensive income (realized and unrealized gains and losses) for the period ended August 10, 2025:

	Location	Period from January 1, 2025 through August 10, 2025
(In Millions)

Loss on power/capacity swaps	Operating revenues, net	$ 30.3
Loss on gas swaps	Operating expenses	$ 22.6

21

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

6. Related Party Transactions
Energy Commodity Derivatives
As described in Note 5. Derivative Instruments and Hedging Activities, the Company utilized derivative instruments to economically hedge revenue and cost exposure to the fluctuation of commodity prices. These derivatives were contracted and settled by Lightstone on behalf of the Company.
Shared Support Costs
Historically, the Company has been managed and operated as part of a larger organization under common control. Accordingly, certain shared services and corporate support functions have been provided by affiliates of Blackstone and ArcLight. The costs associated with these services have been allocated to the Company and reflected as expenses in the accompanying combined carve-out financial statements. Management considers the allocation methodologies used to be reasonable and to reflect the historical costs attributable to the Company for purposes of the combined carve-out financial statements. However, the expenses reflected herein may not be reflective of arm’s-length transactions, and therefore not indicative of the costs that would have been incurred had the Company operated as a standalone entity during the period presented. The following categories of costs were allocated to the Company during the periods presented.
Kindle Asset Management Agreement
Effective as of January 30, 2017, Lightstone entered into an asset management agreement (“AMA”) with Kindle Energy Management Company LLC (“Kindle”), an affiliate of Blackstone. Lightstone and Kindle were affiliated companies during the period from January 1, 2025 through August 10, 2025. Under the terms of the AMA, Lightstone paid Kindle for asset management services, including operations oversight, finance, accounting and treasury back-office services as well as executive management oversight to the Lightstone power generation facilities.
These costs were allocated to the Company based on megawatt capacity. Costs of the Kindle AMA for the period January 1, 2025 through August 10, 2025 were $3.1 million, and are included in General and administration expenses on the accompanying combined statement of operations and comprehensive income.
Arctos Asset Management Agreement
Effective as of January 30, 2017, Lightstone entered into an AMA with Arctos Energy Management, LLC (“Arctos”). Lightstone and Arctos were related parties during the period from

22

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

January 1, 2025 through August 10, 2025. Under the terms of the AMA, Lightstone paid Arctos for asset management services, including day-to-day management, monitoring and operational oversight to the Lightstone power generation facilities.
These costs were allocated to the Company based on megawatt capacity. Costs of the Arctos AMA for the period January 1, 2025 through August 10, 2025 were $0.4 million, and are included in General and administration expenses on the accompanying combined statement of operations and comprehensive income.
CAMS Operations and Maintenance Service Agreements
Lightstone has operations and maintenance agreements (“O&M Agreements”) with Consolidated Asset Management Services (Ohio), LLC and Consolidated Asset Management Services (Indiana), LLC (“CAMS”), affiliates of ArcLight. Pursuant to the agreements, CAMS provides administrative, operating and maintenance services to the Lightstone power generation facilities. In exchange, the Company is required to pay fixed monthly management fees and to reimburse the service providers for all labor costs, including payroll and taxes, subcontractor costs and other costs deemed reimbursable under the O&M Agreements.
These costs were allocated to the Company based on megawatt capacity. Costs of the CAMS O&M agreements for the period January 1, 2025 through August 10, 2025 were $1.0 million, of which $0.9 million are included in Operating expenses and $0.1 million are included in General and administration expenses on the accompanying combined statement of operations and comprehensive income.
Lightstone Debt Guarantee
The Company was historically a guarantor of certain indebtedness of Lightstone under a third-party credit agreement. The guarantee was provided in favor of the lenders and related to borrowings primarily incurred by Lightstone as long as the debt was outstanding. The Company was a co-guarantor with other affiliates of Lightstone, and the maximum exposure as of August 10, 2025 was $1.4 billion in the event of default.
The Company did not record an accrual related to these guarantees, as they qualified for the scope exception for guarantees between entities under common control in accordance with ASC 460, Guarantees. No conditions existed would trigger a loss under the guarantee as of August 10, 2025.

23

Gas Plant Business
(A Carve-Out of Lightstone Generation, LLC)
Notes to Combined Financial Statements (continued)

7. Subsequent Events
The Company has evaluated events and transactions for possible disclosure and recognition that occurred between August 10, 2025 and May 27, 2026, which is the date the accompanying combined carve-out financial statements were available to be issued. There are no subsequent events, other than what has been described previously, which required recognition, adjustment to or disclosure in the combined carve-out financial statements.

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